UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  March 10, 2017

GROWGENERATION CORP

(Exact Name of Registrant as Specified in its Charter)

Colorado	333-207889	46-5008129
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 West Mississippi Avenue

Denver, Colorado 80233

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:  800-935-8420

N/A

(Former Address of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

On March 10, 2017, GrowGeneration, Corp. (the “Company”) closed a private placement (the “Offering”) of a total of 825,000 units (the “Units”) of the Company’s securities pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D promulgated under the Securities Act. Each Unit consists of (i) one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and (ii) one 5 year warrant to purchase one share of Common Stock at an exercise price of $2.75 per share. The Company raised an aggregate of $1,650,000 gross proceeds in the Offering.

The foregoing descriptions of the terms of the Offering and the Units issued in connection therewith do not purport to be complete and are qualified in their entirety by reference to the full text of the forms of the Securities Purchase Agreement and Warrant filed herewith as Exhibits 99.1 and 99.2, respectively.

This Current Report on Form 8-K is not and shall not be deemed to be an offer to sell or the solicitation of an offer to buy any of the securities described herein.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
99.1	Form of Securities Purchase Agreement
99.2	Form of Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 16, 2017	GrowGeneration Corp.

	By:	/s/ Darren Lampert
		Name:	Darren Lampert
		Title:	CEO

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